CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------






We consent to the reference to our firm and to the use of our report dated September 9, 1998 in the Post Effective Amendment Number 7 of Analysts Investment Trust.


 /S/
Berge & Company LTD

Cincinnati, Ohio
November 2, 1998